EXHIBIT "10.11"

                                  AGREEMENT

    THIS AGREEMENT (the "Agreement") is made pursuant to the terms and conditions of that certain Real Estate Purchase Contract (herein "REPC") dated October 20, 1997, and entered into by and between OGDEN CITY CORPORATION (the "City"), THE OGDEN CITY REDEVELOPMENT AGENCY (the "Agency") and SHUPE WILLIAMS PLAZA, L.L.C., a Utah Limited Liability Company (the "Developer").

    IN CONSEDERATION of the mutual promises and covenants set forth herein for other good and valuable consideration, the receipt and sufficiency of which are hereby and acknowledged, the parties agree as follows:

                           I. SUBJECT OF AGREEMENT

    1.01 Purpose of Agreement. The purpose of this Agreement is to effectuate the disposition conversion and redevelopment of the Shupe Williams building and adjacent lot located at 2605 Wall Avenue into upscale mixed-use space (herein the "Site"). This Agreement is in accordance with REPC Addendum No. 2 wherein the parties agree to enter into an Agreement providing for specific performance in accordance with an acceptable scope of development and schedule of performance to accomplish the proposed warehouse conversion project.

    1.02    Parties to the Agreement.

            (a) The City. The City is Ogden City Corporation, municipal corporation organized and existing under the laws of the State of Utah.

            (b) The Agency. The Agency is the Ogden City Redevelopment Agency, a public body, corporate and politic, exercising governmental functions and powers and organized and existing under the Neighborhood Development Act of the State of Utah.

            (c) The Developer. The Developer is Shupe Williams Plaza, L.L.C., a Utah Limited Liability Company.

    1.03 Definitions. When used herein, the following terms shall have the meanings set forth:

            (a) The "Site". The Site, commonly known as the Shupe Williams property, is as described in REPC Addendum # 1.

            (b) Improvem ents and Permitted Uses. Developer proposes to convert the Site, in a phased approach, from its present condition into an

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    upscale mixed-use office/retail/residential building, or any combination thereof.

            Phase I improvements are described in Exhibit A, Scope of Development, and shall include no less than the following:

                * obtaining site plan approval from the City for the entire site;

                * obtaining final approval of construction drawings and
                  documents;

                * constructing seismic improvements necessary to occupy the premises;

                * constructing roof repairs;

                * replacing exterior doors and windows;

                * constructing exterior wall improvements - including brick repointing, cleaning and/or painting as necessary to create a high quality project;

                * bringing utilities to the building and installing fire
                  suppression system;

                * landscaping, lighting, and sidewalk replacement.

         Future phases shall include a best effort by Developer to construct those improvements necessary to complete the project and obtain the requisite certificates of occupancy for the entire premises.

                 II.  DISPOSITION AND DEVELOPMENT OF THE SITE

    2.01. Disposition. The City and Agency shall convey their respective interests in the Site to Developer subject to City holding a first trust deed on the Shupe Williams building and Agency holding a first trust deed on the adjacent lot. The trust deeds shall be in the amount of Two Hundred Fifty Thousand and no/100 Dollars ($250,000) secured by trust deed notes satisfactory to City and Agency and executed by Developer.

    2.02 Reconveyance or subordination of trust deeds. The City and Agency shall subordinate their respective interests in the Site or reconvey the trust deeds and deem the trust deed notes satisfied upon the following conditions:

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        (a)     City and Agency shall subordinate their interest in the Site to verifiable financing sufficient to complete all phases of project as proposed in REPC; Upon completion of all phases of project, City and Agency shall consider trust deed notes satisfied and shall reconvey respective interests in Site; or

        (b) Agency shall maintain a first trust deed on the lot adjacent to the Shupe Williams building and the City shall subordinate its interest in the Shupe Williams building portion of the Site upon Developer providing evidence satisfactory to City of financing sufficient to complete and occupy not less than fifty percent (50%) (not including basement) of the Shupe Williams building; and City and Agency shall reconvey to Developer their interests in the Site upon Developer obtaining certificate of occupancy for not less than fifty percent (50%) of the building and when taxable value of the Site is sufficient to enable Agency to receive not less than Two Hundred Fifty Thousand and no/100 Dollars ($250,000) of tax increment from the Site for the purpose of compensating City and Agency for the Site; or

        (c) Agency shall maintain a first trust deed on the lot adjacent to the Shupe Williams building and the City shall subordinate its interest in the Shupe Williams building portion of the Site upon Developer providing evidence satisfactory to City of financing sufficient to complete not less than fifty percent (50%) (not including basement) of the space in the Shupe Williams building. Agency shall reconvey its interest in lot upon completion of 50% of space and upon Developer paying in cash the amount of trust deed notes to City and Agency.

    2.03. Developer's Undertakings. The nature and extent of the Developer's undertakings are shown in Developer's Scope of Work, Exhibit A hereto, which are sometimes referred to herein as the "Developer's Initial Improvements". The aggregate of improvements made to Site by the Developer, including the required Developer's Initial Improvements together with additional improvements the Developer may make to the Site, not inconsistent herewith, shall be referred to as "Developers Improvements."

    2.04.   General Requirements and Rights of Agency.

    (a) Schematic Drawings and Construction Documents (preliminary and final), as hereinafter defined (in Section 2.04), for Developer Improvements shall be prepared by a person registered in and by the State of Utah to practice architecture. The Construction Documents shall be in conformity with this Agreement, including limitations established in the Scope of Development, Exhibit A hereto and all applicable federal, state and local laws and regulations.

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    (b)  The architect retained or to be retained by Developer to design the
Improvements shall utilize, as necessary, members of associated design professions, including engineers and landscape architects.

    (c) The Drawings and Construction Documents must be approved by the Agency in the manner set forth in Section 2.05. Agency's approval with respect to said Drawings and Construction Documents is directed to determine their compliance with the REPC and this Agreement. In making said determination, said Drawings and Construction Documents shall also be subject to general architectural review and guidance by the Agency. The Agency's approval is in addition to the City's approval. The City's approval is directed to engineering or structural matters or compliance with building codes and regulations or applicable state or federal law relating to construction standards.

    (d) Developer Improvements shall be constructed in strict compliance with the Agency approved Construction Documents and also in strict compliance with all applicable local, state and federal laws and regulations.

    2.05.  Approval of Drawings, Construction Documents and Change Orders.

    (A) The basic submittals to be made by the Developer to the Agency shall include, but not be limited to the

              (1)     Schematic Drawings

         The Developer shall prepare and submit Schematic Drawings Developer Improvements to the Agency for review and written approval within the time established in the Schedule of Performance, Exhibit B. The Site shall be developed as established by the Schematic Drawings except as changes may be mutually agreed upon between the Developer and the Agency. This review is intended to secure agreement on and approval of the basic design concept prior to extensive work by the Developer's architect. The Schematic Drawings shall generally include, but not be limited to the material described in the Scope of Development, Exhibit A.

              (2)     Preliminary Construction Documents

         The Developer shall prepare and submit Preliminary Construction Documents for Developer Improvements to the Agency for review and written approval within the time established in the Schedule of Performance, Exhibit
    B. The Preliminary Construction Documents should represent a further development of the Schematic Drawings and shall incorporate any Agency conditions for approval of the Schematic Drawings. The Preliminary Construction Documents shall generally include, but not be limited to the material described in the Scope of Development, Exhibit A. These Preliminary

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    construction Documents shall be in sufficient detail and completeness to show that such improvements and the construction thereof will be in compliance with Development Requirements.

                    (3)      Final Construction Documents

         Immediately after approval by the Agency of the Preliminary Construction Documents, Developer shall proceed with the preparation of the Final Plans. Final Construction Documents shall mean and include all drawings, specifications and other related documents necessary for the construction and completion of construction of the Improvements in accordance with the requirements of this Agreement. Final Construction Documents shall be based upon, and conform to, the approved Preliminary Construction Documents and shall contain such modifications and changes, if any, specified by the Agency as a condition of approval of the preliminary plans. The Final Construction Documents shall generally include, but not be limited to, the material described in the Scope of Development, Exhibit A.

         (B) The Developer shall prepare and, upon the request of the Agency, submit to the Agency a summary copy of: (1) all requests or bids for labor and materials, (2) copies of a bids received, and (3) awards notices to proceed with construction.

         2.06.   Issuance of Permits

         (A) The Developer shall have the sole responsibility for obtaining all necessary permits and shall make application for such permits directly to the Ogden City Community Development Department and other appropriate agencies. Developer shall timely, and at least prior to the date scheduled for construction, submit an application for building permits and thereafter diligently prosecute such application. If Developer intends to proceed at first with only a Site permit, Developer shall nevertheless timely apply for and thereafter diligently pursue the issuance of the building permits or other intermediate permits to the end that construction may proceed without interruption once it has commenced. Failure to timely file and to diligently pursue issuance of all permits shall be a breach of this Agreement and grounds for termination of this Agreement at the option of the Agency.

         (B) The Developer shall carry out the construction of the improvements in conformity with all applicable laws, ordinances, regulations and rules. Including all applicable federal and state labor standards.

         2.07. Times for Construction. The Developer agrees for itself, and any of its permitted successors and assigns to the Site or any part thereof, that the Developer, and such permitted successors and assigns, shall promptly begin and diligently prosecute to completion the redevelopment of the Site through the Construction of the Improvements thereon, and that such construction shall in any event commence and hereafter diligently pursue and shall be completed

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no later than the dates specified in the Schedule of Performance, Exhibit B.

         2.08. Reports. The Developer shall, upon the request of the Agency, and until construction of the Improvements has been completed, make in such detail as may reasonably be required by the Agency, a report in writing to the Agency every month as to the actual progress of the developer with respect to such construction. During such period also, the work of the Developer shall be subject to inspection by representatives of the Agency.

         2.09. Access to Site. The Developer shall permit access to the Site by the Agency, and the City for purposes of inspection, and, whatever and to the extent necessary, to carry out the purposes of this and other sections or provisions of this Agreement, subject to reasonable prior notice and compliance with any waiver requirements by Developer's insurance carrier(s).

         2.10.   Certificate of Completion for Phase One Improvements
Promptly after completion of Developer's Initial Improvements, sometimes referred to as Phase One, in accordance with the provisions of this Agreement, and compliance with applicable City Ordinances and Building Codes, the Developer shall request from the City a certificate of completion for the improvements completed. Once issued, such certificate by the City shall be a conclusive determination of satisfaction of the agreements and covenants to this Agreement with respect to construction by Developer of Developer's Initial Improvements and its permitted successors and assigns.

III. PAYMENT OF TAXES, ADDITIONAL PAYMENT OBLIGATION IN EVENT
          OF INADEQUATE TAX INCREMMNT REVENUE

         Taxes and Assessments. All ad valorem taxes and assessments levied or imposed on the Site for any period commencing after acquisition of the Site by the developer shall be paid by the Developer on or before the due date.

         The Developer shall have the right to protest or appeal the amount of assessed value levied against the Site by the County Assessor, State Tax Commission or any lawful entity authorized by law to determine the ad valorem assessed against the Site, or any portion thereof in the same manner as any other taxpayer as provided by law. The Developer shall, however, notify the Agency in writing at least fifteen (15) days prior to the time and date of such protest or appeal of its decision to protest or appeal such assessment determination. The Agency shall have the right, without objection by the Developer, to appear at the time and date of such protest or appeal and to present information or evidence in support or objection to which the amount of assessment should or should not be granted. In the event for any reason the ad valorem taxes and assessments levied and imposed on the Site are in an amount insufficient to timely service Developer's indebtedness to the Agency the payment of which is primarily secured by such tax increment then Developer covenants and agrees to make payment to Agency in a timely manner of such additional payments to Agency in such amounts and at such intervals as shall allow all

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Developer indebtedness to Agency to be timely serviced and paid in due course without delay or delinquency with such conveyance and obligation by Developer to make additional payments in the event of insufficient tax increment revenue to continue uninterrupted until all Developer indebtedness to Agency is fully paid and satisfied.

                IV. ANTI-SPECULATION AND ASSIGNMENT PROVISIONS

         4.01. Representation as to Redevelopment. The Developer represents and agrees that its purchase of the Site, and its other undertakings, pursuant to this Agreement, are and will be used for the purpose of redevelopment of the Site and not for speculation in land holding. The Developer further recognizes that, in view of:

         (A) the importance of the redevelopment of the Site to the general welfare of community;

         (B) the subsidy and other public aids that have been or will be made available by law and by governments for the purpose of making such redevelopment possible; and

         (C) the fact that a change in the ownership or with respect to the identity of the parties in control of the developer or the degree thereof, is, for practical purposes, a transfer or disposition of the property then owned by the Developer and of particular concern to the City and the Agency. The Developer further recognizes that it is because of such qualifications and identity, that the City and Agency is entering into this Agreement with the Developer.

         4.02. Prohibition Against Transfer and Assignment. For the reasons specified in Section 4.01, the Developer represents and agrees for itself, and any permitted successor in interest, that prior to completion of Developer Improvements as certified by the City, there shall be no transfer by any party of the Developer, which term shall be deemed for the purposes of this and related provisions to include successors in interest, nor shall any such party of the Developer suffer any such transfer to be made, without the approval of the Agency, where the decision shall be based upon the Agency's evaluation of the ability of said successors to construct the Improvements and to provide benefits to the community from the Site which are comparable to those benefits contemplated to be provided by the Developer from the construction to its Improvements on the Site; nor shall there, without such approval, be or be suffered to be by the Developer, or by any part of the Developer therein, any other similarly significant change in the ownership, or with respect to the identity of the parties in control of the Developer. With respect to this provision:

         (A) The Developer may, with written approval of the Agency, transfer or make a significant change in the ownership for the purpose of obtaining financing necessary to enable the Developer or its successor in interest to perform its obligations with respect to making the Improvements under this Agreement. A significant change in the ownership of Developer is any change which results in a diminution of the present ownership interest

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    held by the initial organizing members of developer below Fifty One Percent
    (51%).

         (B) The Agency she be entitled to require as conditions to any such approval that:

              (1) Any proposed transferee shall have the qualifications and financial responsibility, as determined by the Agency, necessary and adequate to fulfill the obligations undertaken to this Agreement by the Developer.

              (2) The consideration payable for the transfer by the transferee or on its behalf shall not exceed an amount representing the actual costs incurred (not merely imputed), including carrying charges, to the Developer of the Site and the Developer Improvements, if any, theretofore made thereon by it. It is the intent of this provision to preclude assignment of this Agreement or transfer of the Site or any parts thereof for profit prior to the completion of the Improvements;

         4.03 Reports and Notices - Changes in Ownership. In order to assist in the effectuation of the purposes of this section and the statutory objectives generally, the Developer agrees that during the period between execution of this Agreement and completion of the Improvements as certified by the City and
Agency:

         (A) The Developer will promptly notify the Agency of any and all changes whatsoever in the ownership.

         (B) The Developer will promptly notify the Agency of any and all changes whatsoever in the Developer's following personnel: officers, project director, architect, legal counsel, engineer, and project supervisors.

                          V.  RIGHTS OF TERMINATION

         5.04. Rights of Termination

         (A)     Termination by Developer.

                 The Developer prior to September 1, 1998, at its option, may terminate this Agreement if the Developer shall furnish evidence satisfactory to the Agency that it has been unable, after and despite diligent effort to obtain financing commitments from financial institutions sufficient to enable it to finance the construction of the improvements contemplated to the constructed on the Site under the Scope of Development, Exhibit A, on or before the date therefor set forth in the Schedule of Performance, Exhibit B.

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                 In the event that Developer terminates this Agreement, neither party shall have any further rights or liabilities against the other.

         (B)     Termination by Agency or City.

                   (i) The Agency or City at its option may terminate this Agreement with respect to the Site if the Developer improperly assigns or attempts to assign this agreement (or any rights therein) or the Site (or any rights therein) in violation of
              Section 4.02 of this Agreement. Upon such termination, neither party shall have any further rights or liabilities against the other.

                   (ii) The Agency at its option may terminate this Agreement if the Developer does not submit construction drawings and related documents and pursue development as required by Article II of this Agreement, and such breach is not cured within thirty (30) days after the date of written demand therefor by the Agency. If terminated, neither party shall have any further rights or liabilities against the other.

                          VI.     GENERAL PROVISIONS

         6.01. Successors and Assigns of Developer. This Agreement shall be binding upon Developer and its successors and assigns and where the term "Developer" is used in this Agreement, it shall mean and include the successors and assigns of Developer except that: Agency and City shall have no obligation under this Agreement to any unapproved successor or assign of Developer where Agency and City approval of a successor or assign are required by this Agreement.

         6.02. Approval by Agency, City and Developer. Wherever this Agreement requires the Agency, City or the Developer to approve any contract, document, plan, specification, drawing or other matter, such approval shall not be unreasonably withheld.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth opposite their respective signatures below.

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DATE:                                        AGENGY

                                             THE OGDEN NEIGHBORHOOD
                                             DEVELOPMENT AGENCY


                                             BY____________________________
                                                  Executive Director

ATTEST:

_____________________________

DATE:                                        CITY

                                             OGDEN CITY CORPORATION
  [OGDEN CITY, UTAH CORPORATE SEAL]

                                             BY____________________________
                                                   Mayor

ATTEST:

/s/Gloria B___________________


DATE;                                        DEVELOPER:


                                             BY /s/Larry Walker
                                                _____________________________
                                             Its Duly Authorized Representative

ATTEST:


_____________________________
Secretary

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                                  EXHIBIT A

                             SCOPE OF DEVELOPMENT

    The project consists of a phased approach to convert the site from its present condition into an upscale mixed-use building. Phase 1, which is the subject of this Scope of Development, shall include:

        * obtaining site plan approval from the City for the entire site;

        * obtaining final approval of construction drawings and documents;

        * constructing seismic improvements;

        * constructing roof repairs;

        * replacing exterior doors and windows;

        * constructing exterior wall improvements - including brick repointing, cleaning and/or painting as necessary to create a high quality project;

        * bringing utilities to the building and installing fire suppression system;

        * landscaping, lighting, and sidewalk replacement.

    The objective is to create a structurally sound shell attractive from the outside and ready to improve on the inside, while still allowing Developer ability to construct according to need and market demand.

        Future phases shall include a best effort by Developer to construct those improvements necessary to complete the project and obtain the requisite certificates of occupancy for the entire premises.

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                                  EXHIBIT "B"
                           SCHUEDULE OF PERFORMANCE

                              SHUPE WILLLAMS PLAZA

ACTIVITY                                 DURATION (WEEKS)       DEADLINE

Planning
     Re-zone                                    8             June 1, 1998
     Site Plan                                  8             September 1, 1998

Financing                                      26             December 1, 1998

Design/Engineering
     Architectural                              8             January 1,1999
     Civil engineering                          6             January 1,1999
     Mechanical engineering                     4             January 1,1999
     Electrical engineering                     4             January 1,1999
     Structural engineering                     6             January 1,1999
     Landscape                                  4             June 1, 1999
     Schematic drawings                                       July 1, 1998
     Preliminary construction documents                       September 1, 1998
     Final construction documents                             November 1, 1998

Pre-Construction
     Building Permit                            8             January 1,1999
     Bidding                                    2             January 1,1999
     Contractor selection                       2             January 1,1999

Construction

Demolition                                      4             February 1, 1999

Site                                           24             August 1, 1999

Structural
     Roofs                                     10             September 1, 1999
     Exterior/load-bearing walls               10             September 1, 1999
     Floors                                     8             September 1, 1999
     Windows/Doors                              8             October 1, 1999

Utilities
     Water                                      4             June 1, 1999
     Sewer                                      4             June 1, 1999
     Power                                      2             June 1, 1999
     Telephone                                  2             June 1, 1999
     Gas                                        2             June 1, 1999
     Fire sprinklers                            4             November 1, 1999